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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                SPDR SERIES TRUST
                             SPDR INDEX SHARES FUNDS
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

     5)   Total fee paid:

     ___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ___________________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

     3)   Filing Party:

     ___________________________________________________________________________

     4)   Date Filed:

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                                  (SPDR LOGO)

Dear SPDR Funds Shareholder,

     Recently we e-mailed you a very important proxy package regarding a Special Meeting of Shareholders (the "Meeting") to be held on March 19, 2010. Our records show that we have not yet received your important vote on the proposals presented to shareholders. We urge you to act promptly in order for your SPDR Fund(s) to obtain a sufficient number of votes to hold the Meeting and avoid future reminders and the possibility of an adjournment.

                                EVERY VOTE COUNTS

                                  877-257-9951

            YOUR SPDR FUND'S BOARD OF TRUSTEES UNANIMOUSLY RECOMMEND
                       THAT YOU VOTE "FOR" THE PROPOSALS.

           No matter how many shares you own, your vote is important.

WE HAVE MADE IT CONVENIENT FOR YOU TO CAST YOUR VOTE BY USING ONE OF THE FOLLOWING VOTING OPTIONS:

VOTE ONLINE: Go to www.proxyvote.com (a link is embedded with this email) and enter the control number that appears on each of your emails regarding the proxy. The site will give you further instructions. Note, if you own multiple SPDR Funds, you will have to enter multiple control numbers to vote.

SPEAK TO A LIVE AGENT: Call our proxy solicitation agent, Broadridge Financial Solutions, Inc., toll-free at: 877-257-9951 to vote your shares. Representatives are available Monday through Friday 9:30 AM to 9:00 PM (EST) and Saturday from 10:00 AM to 6:00 PM (EST).

                         VOTING TAKES ONLY A FEW MINUTES
                                PLEASE VOTE TODAY

           (If you have recently voted, please disregard this notice.)

                                    Thank You

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SPDR Funds Reminder - Your Vote is Needed.

From: SPECIMEN [id@ProxyVote.com]

Sent: [DATE,TIME]

To: [SHAREHOLDER]

Subject: SPDR Funds Reminder - Your Vote is Needed.
%R57052_0_012345678901_0000001%

*THIS IS A REMINDER*

You were previously sent proxy soliciting information pertaining to the SPDR Series Trust and SPDR Index Shares Funds meeting of shareholders. According to our latest records, we have not received your voting instruction(s) on the matters to be considered at this meeting.

This is a NOTIFICATION of the:

2010 SPDR Series Trust and SPDR Index Shares Funds Special meeting of Stockholders.

MEETING DATE: March 19, 2010

RECORD DATE: January 6, 2010

CUSIP NUMBER: 78464A102

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

Internet voting is accepted up to 11:59 pm (ET) the day before the meeting/cut off date. Please refer to the proxy materials, available via the link(s) below, to confirm if a cut off date applies to this solicitation. In the event of a discrepancy between information contained in this e-mail and the proxy material, the proxy material will prevail.

The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Statement

https://materials.proxyvote.com/Approved/MC0256/20100106/NPS_50999.pdf

Reminder Letter

https://materials.proxyvote.com/Approved/MC0256/20100106/SHLTR_51941.PDF

To view the documents above, you may need the Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:
http://www.adobe.com/products/acrobat/readstep2.html

If you would like to cancel your enrollment, or change your e-mail address or PIN,

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please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:
M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com.
(Include the original text and subject line of this message for identification purposes.)

AOL Users, please highlight the entire message before clicking the reply button.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.